Exhibit 99.1

American Defense Systems, Inc. Receives Notice of Delisting From NYSE AMEX

Lillington, NC – September 20, 2011 – American Defense Systems, Inc. (“ADSI” or the “Company”) (NYSE Amex: EAG), a leading provider of advanced transparent and opaque armor, architectural hardening and security products for Defense and Homeland Security, announced today that it has received notice from NYSE Amex LLC (the “Exchange”) that the staff of the Exchange had determined that the Company has not made progress consistent with its previously announced Plan of Compliance (the “Plan”) and, accordingly the Exchange deems it appropriate to initiate delisting proceedings with regard to the Company’s common stock (the “Determination”).  In accordance with Section 1203 and 1202(b) of the Company Guide, the Company has a limited right to appeal the Determination.  The Company intends to appeal the determination on or before September 21, 2011.  The Company intends to appeal the determination on or before September 21, 2011 and request a hearing before a committee of the Exchange.  There can be no assurance that the Company’s request for continued listing will be granted.

As previously announced, on May 16, 2011, the Company received notice from the staff of the Exchange that, based on their review of the Company’s Form 10-K for the period ended December 31, 2010, the Company is not in compliance with certain of the Exchange’s continued listing standards as set forth in Part 10 of the Exchange’s Company Guide.  Specifically, the Exchange noted that the Company is not in compliance with (a) Section 1003(a)(i) of the Company Guide because it reported stockholders’ equity of less than $2,000,000 as of December 31, 2010 and losses from continuing operations and net losses in two of its three most recent fiscal years ended December 31, 2010, (b) Section 1003(a)(ii) of the Company Guide because it reported stockholders’ equity of less than $4,000,000 as of December 31, 2010 and losses from continuing operations and net losses in three of its four most recent fiscal years ended December 31, 2010 and (c) Section 1003(a)(iv) of the Company Guide because the Company has sustained losses which are so substantial in relation to the Company’s overall operations or the Company’s existing financial resources, or the Company’s financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.  Furthermore, the Company’s financial statements for the year ended December 31, 2010 contained an explanatory paragraph regarding the auditor’s substantial doubt about the Company’s ability to continue as a going concern.

The Company’s common stock continues to trade on the Exchange under the symbol “EAG,” however, the Exchange has advised the Company that the Exchange is utilizing the financial status indicator fields in the Consolidated Tape Association’s Consolidated Tape System and Consolidated Quote Systems Low Speed and High Speed Tapes to identify companies that are in noncompliance with the Exchange’s continued listing standards. Accordingly, the Company will become subject to the trading symbol extension “.BC” to denote its noncompliance.  While the Company intends to appeal the Determination, if the Company elects not to appeal the Determination by September 21, 2011, the Determination will become final and the Exchange will suspend trading in the Company’s securities and file an application with the SEC to strike the Company’s common stock from listing and registration on the Exchange in accordance with Section 12 of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

Certain statements in this release are “forward-looking statements” within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission. Forward-looking statements provide current expectations of future events based on certain assumptions and actual results could differ materially from those expected. Forward-looking statements also include any statement that does not directly relate to any historical or current fact. ADSI  undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contacts:

Gary Sidorsky
Chief Financial Officer
American Defense Systems, Inc.
Tel 516.390.9516
gsidorsky@adsiarmor.com